EXHIBIT 10.1

VOTING AND TENDER AGREEMENT

This VOTING AND TENDER AGREEMENT (this “Agreement”), dated August 29, 2010, is by and among 3M Company, a Delaware corporation (“Parent”), Ventura Acquisition Corporation, a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and the stockholders of Cogent, Inc., a Delaware corporation (the “Company”), set forth on Schedule A hereto (each a “Stockholder” and, collectively the “Stockholders”).

WHEREAS, Parent, Merger Sub and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for Merger Sub to commence a tender offer for all of the issued and outstanding Common Stock (as defined below) of the Company (the “Offer”) and the subsequent merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Stockholder beneficially owns the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth opposite the name of such Stockholder on Schedule A hereto (such shares of Common Stock, together with any other shares of Common Stock as to which such Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time, including any shares of Common Stock acquired by means of purchase, dividend, stock split or distribution, or issued upon the exercise of any warrants or options, or the conversion of any convertible securities or otherwise, being collectively referred to herein as such Stockholder’s “Covered Shares”);

WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, unanimously approved, for purposes of Section 203 of the DGCL, this Agreement and the transactions contemplated hereby; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Stockholders. Each Stockholder (except with respect to subsection (g), which shall apply to Mr. Ming Hsieh only) hereby covenants, represents and warrants to Parent and Merger Sub, severally and not jointly, and solely as to itself and its Covered Shares, as follows:

(a) Such Stockholder (i) is the sole beneficial owner of, and has good and marketable title to, the Covered Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all liens, claims, security interests, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Covered

Shares (collectively, “Encumbrances”) except for restrictions on transfer under the Securities Act of 1933, as amended, or Encumbrances arising hereunder; (ii) does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Covered Shares set forth on Schedule A hereto; and (iii) has the sole right to vote and dispose of and holds sole power to issue instructions with respect to the matters set forth in Sections 3, 4 and 5 hereof, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement with respect to all of such Stockholder’s Covered Shares, with no material limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement.

(b) In the case of any Stockholder that is a corporation, limited partnership or limited liability company, such Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

(c) Such Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder and consummate the transactions contemplated hereby. To the extent applicable, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) Neither the execution and delivery of this Agreement by the Stockholder, the performance by such Stockholder of such Stockholder’s obligations hereunder nor the consummation by such Stockholder of the transactions contemplated hereby will (i) result in a material violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) to the extent applicable, any provisions of the organizational documents of such Stockholder or (B) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder’s Covered Shares are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement applicable to such Stockholder or any of such Stockholder’s Covered Shares (other than filings required pursuant to Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder).

(e) No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder (other than in such Stockholder’s capacity as an officer or director of the Company and as disclosed pursuant to the Merger Agreement).

(f) The Stockholder has received and reviewed a copy of the Merger Agreement. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(g) To such Stockholder’s knowledge, neither the Company nor any of its products or services has infringed or is infringing or has misappropriated or is misappropriating (whether directly, contributorily, by inducement or otherwise) any patent, copyright, trademark, service mark, trade secret or other intellectual property right owned by such Stockholder or any Affiliate of such Stockholder.

SECTION 2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Stockholders as follows:

(a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and each of Parent and Merger Sub has all requisite corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) Neither the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) result in a material violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the organizational documents of Parent or Merger Sub or (B) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which such Parent or Merger Sub is a party or by which Parent or Merger Sub or their assets are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement applicable to Parent or Merger Sub or their assets (other than filings required pursuant to Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder).

SECTION 3. Tender of the Covered Shares. Each Stockholder hereby agrees that it shall (i) tender its Covered Shares or cause to be tendered (and deliver any certificates evidencing such Covered Shares or an appropriate affidavit of lost certificate with respect thereto to the extent any of such certificates have been lost, misplaced or destroyed), into the Offer promptly following the date the Offer is commenced, and in any event no later than ten (10) business days after the commencement of the Offer, free and clear of all Encumbrances and (ii) not withdraw or cause to be withdrawn, its Covered Shares from the Offer at any time. If a Stockholder acquires Covered Shares after the date hereof, such Stockholder shall (A) tender, or cause to be tendered, such Covered Shares into the Offer on or before the fifth (5th) business day prior to the expiration of the Offer or, if later, on or before the second (2nd) business day after such acquisition but in any event prior to the expiration of the Offer, and (B) not withdraw, or cause to be withdrawn, such Covered Shares from the Offer at any time.

SECTION 4. Option.

(a) On the terms and subject to the conditions set forth herein, each Stockholder hereby grants to Parent a conditional option (the “Option”) to purchase all of the right, title and interest of such Stockholder in and to such Stockholder’s Covered Shares at a price equal to the Offer Price. Parent may exercise an Option in whole, but not in part, with respect to any Covered Shares not acquired by Merger Sub pursuant to the Offer if, but only if, (i) Merger Sub has acquired shares of Common Stock pursuant to the Offer and (ii) such Stockholder shall have failed to tender into the Offer such Covered Shares or shall have withdrawn the tender of such Covered Shares into the Offer. Parent may exercise an Option at any time within the ten (10) days following the date when such Option first becomes exercisable.

(b) In the event that Parent is entitled to and wishes to exercise an Option, Parent shall send a written notice to the relevant Stockholder(s) specifying the place and the date for the closing of such purchase, which date shall be not more than ten (10) days after the date of such notice; provided that in the event that prior notification to, or approval of, any Governmental Authority is required in connection with the exercise of an Option or there shall be in effect any preliminary or final injunction or other order issued by any Governmental Authority prohibiting the exercise of an Option, the period of time during which the date of the closing may be fixed shall be extended until the tenth (10th) day following the last date on which all required approvals shall have been obtained, all required waiting periods shall have expired or been terminated and any such prohibition shall have been vacated, terminated or waived.

(c) At the closing of the purchase of a Stockholder’s Covered Shares pursuant to exercise of an Option, simultaneously with the payment by the Parent of the purchase price for a Stockholder’s Covered Shares, such Stockholder shall deliver, or cause to be delivered, to the Merger Sub certificates representing such Covered Shares duly endorsed to the Parent or accompanied by stock powers or other transfer documents duly executed by the Company in blank, together with any necessary stock transfer stamps properly affixed, free and clear of all Encumbrances.

(d) Parent, Merger Sub or the Company, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Section

5 to a holder of Covered Shares such amounts as are required to be withheld under the Code, or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Covered Shares in respect of which such deduction and withholding was made.

SECTION 5. Transfer of the Covered Shares; Other Actions. Prior to the termination of this Agreement, except as otherwise provided herein, each Stockholder shall not: (i) transfer, assign, sell, gift-over, pledge, grant any Lien with respect to or otherwise dispose (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of, or consent to any of the foregoing (each such action, a “Transfer”), any Covered Shares or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of Covered Shares; (iii) grant any proxy or power-of-attorney with respect to any of the Covered Shares; (iv) deposit any of the Covered Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Covered Shares; or (v) take any other action that would restrict, limit or interfere in any material respect with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding the foregoing, the preceding sentence shall not prohibit a Transfer of Covered Shares by a Stockholder: (A) if such Stockholder is an individual, to any member of such Stockholder’s immediate family, or to a trust or foundation established for the benefit of such Stockholder and/or for the benefit of one or more members of such Stockholder’s immediate family or established for charitable purposes, or upon the death of such Stockholder, or (B) if such Stockholder is a partnership, limited liability company or trust, to one or more partners or members of such Stockholder or to an affiliated corporation under common control with such Stockholder or to any trustee or beneficiary of the trust, provided that any Transfer permitted pursuant to (A) or (B) above shall be permitted only if, as a precondition to such transfer, the transferee of such Covered Shares agrees in writing with Parent and Merger Sub to be bound by the terms and conditions of this Agreement.

SECTION 6. Covenant to Vote; Irrevocable Proxy.

(a) Each Stockholder hereby agrees to vote all Shares as to which the Stockholder has sole or shared voting power (such Stockholder’s “Vote Shares”), or to provide a written consent in respect of the Vote Shares, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of stockholders of the Company (i) in favor of (A) approval and adoption of the Merger Agreement (including, for purposes of this proxy, as it may be modified or amended from time to time), the approval of the Merger and the other transactions contemplated by the Merger Agreement, the other transactions contemplated thereby and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment or postponement recommended by the Company with respect to any stockholder meeting with respect to the Merger Agreement and the Merger and (ii) against (A) any Takeover Proposal or any proposal relating to any Takeover Proposal, (B) any merger (other than the Merger), consolidation or other combination involving the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries, (C) to the extent submitted to a stockholder vote, any change in the business, management or Board of Directors of the Company (other than as directed by Parent, Merger Sub or any Parent Subsidiary) or (D) any other action, proposal or agreement that would (1) reasonably be expected, to impede, interfere with, materially delay or postpone the Merger and the other transactions contemplated by the Merger Agreement or (2) result in a any of the Offer Conditions not being fulfilled or satisfied.

(b) In furtherance of the agreements herein, each Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement, Parent and any person or persons designated in writing by Parent, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all its Vote Shares, or grant a consent or approval in respect of such Vote Shares, or execute and deliver a proxy to vote such Vote Shares, on the matters and in the manner specified in Section 6(a) of this Agreement (but not on any other matters).

(c) Each Stockholder represents and warrants to Parent that any proxies heretofore given by it in respect of its Covered Shares are not irrevocable, and that any such proxies are hereby revoked, and agrees to communicate in writing notice of revocation of such proxies to the relevant proxy holders.

(d) Each Stockholder hereby affirms that the irrevocable proxy set forth in Section 6(b) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with its terms.

SECTION 7. Non-Solicitation. Each Stockholder shall not and shall not authorize or permit its representatives to directly or indirectly (i) solicit, initiate, or knowingly encourage (including by providing information) the submission of, any Takeover Proposal (ii) approve or recommend or propose publicly to approve or recommend, any Takeover Proposal, enter into any agreement, agreement-in-principle or letter of intent with respect to or accept any Takeover Proposal, (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal, or (iv) make any statement or proposal inconsistent with the Company Recommendation.

SECTION 8. Further Assurances. Each Stockholder shall, upon request of Parent or Merger Sub, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Merger Sub to be necessary or desirable to carry out the provisions of this Agreement.

SECTION 9. Termination. This Agreement shall terminate in its entirety upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time or (iii) any reduction of the Offer Price or the Merger Consideration or waiver or amendment of the Minimum Tender Condition (other than a waiver of the Minimum Tender Condition permitted by Section 1.1(a)(i)(C) of the Merger Agreement). In addition, upon a Company Change in Recommendation under and in compliance with the Merger Agreement (except for a Company Change in Recommendation effected pursuant to Section 6.8(d)(i) of the Merger Agreement), the provisions set forth in Sections 3 and 6 of this Agreement shall not apply for so long as such Company Change in Recommendation shall remain in effect; provided, however, that if the Board of Directors of the Company withdraws such Company Change in Recommendation and recommends that the stockholders of the Company accept the Offer, tender their Shares in the Offer and, to the extent required under applicable law, approve the Merger and adopt the Merger Agreement (a “Renewed Recommendation”), the provisions of Sections 3 and 6 of this Agreement shall thereafter remain in full force and effect for so long as such Renewed Recommendation remains in effect. Termination of this Agreement shall not relieve any party from liability for any breach hereof prior to such termination. Sections 8, 11 and 15 shall survive any termination of this Agreement.

SECTION 10. Waiver of Appraisal and Dissenter’s Rights. Each Stockholder waives and agrees not to exercise any rights of appraisal, rights to dissent or similar rights with respect to the Merger or other transactions contemplated by the Merger Agreement that the Stockholder may have with respect to the Stockholder’s Covered Shares pursuant to applicable law.

SECTION 11. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

SECTION 12. Stop Transfer Order; Legend. In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Covered Shares).

SECTION 13. Stockholder Capacity. It is understood that the Stockholder enters into this Agreement solely in such Stockholder’s capacity as a stockholder of the Company. Nothing herein shall be construed as preventing or limiting a Stockholder, or a director, officer or employee of a Stockholder or Affiliate of a Stockholder, who is an officer or director of the Company from taking (or omitting to take) any action in his capacity as a director or officer of the Company or otherwise fulfilling the obligations of such office (including the performance of obligations required by the fiduciary obligations of such Stockholder, or director, officer or employee of a Stockholder or Affiliate of a Stockholder, acting solely in his or her capacity as an officer or director of the Company), but nothing in this Section 13 is intended to modify any of the rights or obligations under the Merger Agreement.

SECTION 14. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief without the requirement of posting a bond or other security, including to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested), or sent by overnight courier, facsimile (upon confirmation of receipt) or e-mail transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to any of the Stockholders, to:

Ming Hsieh

E-mail:

Fax:

with a copy to:

Morrison & Foerster LLP

12531 High Bluff Drive

San Diego, CA 92130

Attention:  Scott M. Stanton

                    Steven G. Rowles

                    J. Nathan Jensen

E-mail: sstanton@mofo.com

                    srowles@mofo.com

                    njensen@mofo.com

Fax: (858) 720-5125

and

If to Parent or Merger Sub, to:

3M Center

St. Paul, Minnesota 55144

Attention: Gregg M. Larson, Esq.

E-mail: gmlarson@mmm.com

Fax: (651) 737-2553

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Christopher E. Austin

E-mail: caustin@cgsh.com

Fax: (212) 225-3999

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts; Facsimile Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(d) Entire Agreement. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein and therein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e) Governing Law.

(i) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(ii) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery, or, if no such state court has proper jurisdiction, the Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware Court of Chancery or, if no such state court has proper jurisdiction, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware Court of Chancery or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware Court of Chancery or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(iii) Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transactions.

(f) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned subsidiaries of Parent (each, an “Assignee”). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g) Severability of Provisions. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

(h) Amendment. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

(i) Binding Nature. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

3M COMPANY

By:	/S/ MICHAEL P. DELKOSKI
Name:	Michael P. Delkoski
Title:	Vice President

VENTURA ACQUISITION CORPORATION

By:	/S/ MICHAEL P. DELKOSKI
Name:	Michael P. Delkoski
Title:	President

SIGNATURE PAGE TO VOTING AND TENDER AGREEMENT

MING HSIEH

By:	/S/ MING HSIEH
Name:	Ming Hsieh

SIGNATURE PAGE TO VOTING AND TENDER AGREEMENT

MING HSIEH REVOCABLE FAMILY TRUST dtd 11/01/2006

By:	S/ MING HSIEH
Name:	Ming Hsieh
Title:	Trustee

SIGNATURE PAGE TO VOTING AND TENDER AGREEMENT

MING HSIEH REVOCABLE FAMILY TRUST dtd 11/02/2006

By:	/S/ MING HSIEH
Name:	Ming Hsieh
Title:	Trustee

SIGNATURE PAGE TO VOTING AND TENDER AGREEMENT

TIFFANY HSIEH IRREVOCABLE TRUST

By:	/S/ MING HSIEH
Name:	Ming Hsieh
Title:	Trustee

SIGNATURE PAGE TO VOTING AND TENDER AGREEMENT

PAULINE HSIEH IRREVOCABLE TRUST

By:	/S/ MING HSIEH
Name:	Ming Hsieh
Title:	Trustee

SIGNATURE PAGE TO VOTING AND TENDER AGREEMENT

SCHEDULE A

Name and Address	Covered Shares

Ming Hsieh	15,259,965

Ming Hsieh Revocable Family Trust dtd 11/01/2006	10,139,128

Ming Hsieh Revocable Family Trust dtd 11/02/2006	5,250,000

Tiffany Hsieh Irrevocable Trust	1,860,436

Pauline Hsieh Irrevocable Trust	1,860,436

TOTAL	34,369,965